Exhibit 1.01

CSP, Inc.
Conflict Minerals Report
For the reporting period January 1, 2013 to December 31, 2013
This Conflict Minerals Report (the “Report”) of CSP, Inc. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2013 to December 31, 2013.
The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products, and the Conflict Minerals are necessary to the functionality or production of those products.
Section 1 - Description of the Company’s Products Covered by this Report
This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2013.
These products, which are referred to in this Report collectively as the “Covered Products,” consist of substantially all of the products that are manufactured or contracted to be manufactured by the Company within the High Performance Products and Solutions segment.
Section 2 - Reasonable Country of Origin Inquiry
The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals. This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals came from recycled or scrap sources.
In conducting the reasonable country of origin inquiry, the Company utilized the conflict minerals reporting template developed by the Electronic Industry Citizenship Coalition (EICC) and the Global e-Sustainability Initiative (GeSI) Extractives Working Group (the “EICC/GeSI Reporting Template”).
The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals. In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are included in the Covered Products. Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has taken steps to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.
The Company has concluded that the responses obtained in its reasonable country of origin inquiry are insufficient to form the basis for a reasonable belief that none of the Conflict Minerals necessary to the functionality or production of the Company’s products originated in a Covered Country.
Section 3 - Due Diligence Measures Performed by the Company
1.Design of Our Due Diligence and Description of the Due Diligence Process
Our due diligence processes and efforts have been designed to conform with the framework set forth in the 2nd edition of the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the related supplements for gold, tin, tantalum and tungsten.
2.Management Systems
Our conflict minerals due diligence process included: the development of a Conflict Minerals Policy; the establishment of governance structures with cross-functional team members and senior executives; communication to, and engagement of, suppliers; recordkeeping; and the development of escalation procedures.
These efforts included the development of a Conflict Minerals Task Force led by our Vice President and Chief Accounting Officer and Chief Financial Officer and a team of subject matter experts from relevant functions such as, purchasing, quality assurance and manufacturing. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy.
We periodically report to the Audit Committee of the Board of Directors with respect to our due diligence process and compliance obligations.
As stated above, the Company has adopted a company policy which is posted on our website at: http://www.cspi.com/compliance/. The policy states:
CSPI Conflict Minerals Policy
Conflict Mineral Disclosure Rules
On August 22, 2012, the United States Securities and Exchange Commission (“SEC”) adopted final rules pursuant to Section 1502 of the Dodd-Frank Act of 2010 regarding conflict minerals disclosure. These rules require public companies to report to the SEC whether tantalum, tin, tungsten or gold (“conflict minerals”) mined in the Democratic Republic of Congo or adjoining countries are used in the products they manufacture. If conflict minerals originate in these countries, publicly traded companies are required to use due diligence to trace the source and chain of custody of these minerals leading up to their receipt by the reporting company and to describe this due diligence effort and its results in reports filed annually. The first report must be filed with the SEC on June 2, 2014 for the 2013 calendar year.
CSP, Inc. (CSPI) Conflict Minerals Policy Statement

CSPI is committed to complying fully with the SEC’s new conflict minerals disclosure rules. It is our policy to work with our supply chain partners to take reasonable steps aimed at assuring that the identified “conflict minerals” are not sourced by CSPI or any of its supply chain partners.
In supporting the principles and objective of this legislation CSPI requests our suppliers, in the chain of custody, exercise reasonable due diligence to determine the country of origin of these minerals and act in accordance with the “Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas”.
3.Report on Supply Chain Due Diligence and Results
a.We conducted a survey of the Company's active suppliers using the EICC/GeSI Reporting Template. The EICC/GeSI Reporting Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters that the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on the website of the Conflict-Free Sourcing Initiative (“CFSI”). The EICC/GeSI Reporting Template has been widely adopted by many companies in their due diligence processes related to conflict minerals.
b.Survey Responses - The Company surveyed our entire known component and outsourced manufacturing supply chain, which consisted of 19 suppliers. The Company created and maintains a database of the survey responses. A copy of the declared sources of material has been included as part of this filing. The declared sources represent a summary of all available information.
4.Escalation Procedure
We have created follow-up processes to identify and escalate any identified issues associated with non-responsive or problematic responses provided by suppliers in connection with our due diligence efforts.
5.Maintenance of Records
The Company has established our due diligence compliance process and set forth documentation and record maintenance mechanisms to ensure that relevant documentation is retained in a structured electronic database.
6.Supply Chain Risk Identification and Assessment
Because of our size, the breath and complexity of our products, and the constant evolution of our supply chain, it is difficult to identify actors downstream from our direct suppliers. We have identified 19 direct suppliers for our products that are within the scope of our due diligence process. Of these 19 suppliers, we received 16 responses to our request for information. We have relied on these supplier’s responses to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

7.Designing and Implementing a Strategy To Identify and Respond to Supply Chain Risk
The Company has followed up with its suppliers in order to secure complete responses regarding both the use, and the supply and chain of custody, of any Conflict Minerals contained in the Covered Products. The Company has also initiated a process sought to review the reasonableness and reliability of its suppliers’ responses.
8. Third Party Audits of Supply Chain
The Company does not have direct relationships with smelters and refiners, nor do we perform direct audits of these entities that provide our supply chain with these Conflict Minerals. We do rely upon industry efforts to influence smelters and refineries to get audited and certified through CFSI’s Conflict Free Smelter Program.
9. Reporting
With the preparation and submission of this Conflict Minerals Report, the Company has provided a public report of its due diligence measures with regard to the sourcing of Conflict Minerals.
Section 4 - Product Categorization and Results of Due Diligence
After exercising the due diligence described above, the Company was unable to determine whether or not each of the Covered Products qualifies as “DRC conflict free,” as defined under the Rule. Accordingly, the Company determined that each of the Covered Products is “DRC conflict undeterminable,” as defined in the Rule.
Based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed below:

Metal	Smelter or Refiner
TIN	CHINA MINMENTALS
TIN	MINMENTALS GANZHOU TIN CO. LTD.
TIN	THAILAND SMELTING AND REFINING CO. LTD.
TIN	PT TIMAH
TIN	YUNNAN CHENGfENG NON-FERROUS METALS CO LTD
TIN	FUNSUR
TIN	MINERACAO TABOCA S.A.
TIN	COOKSON
TIN	MINSUR
TIN	ThAISARCO
GOLD	JX NIPPON MINING & METALS CO., LTD
GOLD	SUMITOMO METAL MINING CO. LTD.
GOLD	SHANDONG ZHAOJIN GOLD & SILVER REFINERY CO. LTD
GOLD	AGR MATTHEY
GOLD	AIDA CHEMICAL INDUSTRIES CO. LTD.
GOLD	ALLGEMEINE GOLD- & SILBERSCHEIDEANSTALT

Metal	Smelter or Refiner
GOLD	ALMALYK MINING AND METALLURGICAL COMPLEX (AMMC)
GOLD	ANGLOGOLD ASHANTI
GOLD	ARGOR HERAEUS
GOLD	ASAHI PRETEC CORP KOUBE KOUJYO
GOLD	ASAKA RIKEN CO LTD
GOLD	ATASAY KUYUMCULUK SANAYI VE TICARET A.S.
GOLD	AURUBIS AG
GOLD	BOLIDEN MINERAL AB
GOLD	CENDRES & METAUX SA
GOLD	CENTRAL BANK OF THE DPR OF KOREA
GOLD	CENTRAL BANK OF THE PHILIPPINES GOLD REFINERY & MINT
GOLD	CHIMET SPA
GOLD	CHINA
GOLD	CHUGAI MINING CO., LTD.
GOLD	COOKSON SEMPSA
GOLD	DAEJIN INDUS CO. LTD
GOLD	DAERYONGENC
GOLD	DO SUNG CORPORATION
GOLD	DONGGUAN CAMEROONCHEMICAL MATERIALS CO., LTD
GOLD	DOWA METALMINE CO.LTD
GOLD	FSE NOVOSIBIRSK REFINERY
GOLD	GUANGDONG HUA JIAN TRADE DO.,LTD
GOLD	HARMONY GOLD REFINERY
GOLD	HEIMERLE + MEULE GMBH
GOLD	HERAEUS LIMITED
GOLD	HERAEUS MATERIALS TECHNOLOGY GMBH&CO.KG
GOLD	HERAEUS PRECIOUS METALS GMBH & CO. KG
GOLD	HERAEUS TECHNOLOGY CENTER
GOLD	HISIKARI MINE
GOLD	HON-HAI
GOLD	HWASUNG CJ CO. LTD
GOLD	ISHIFUKU TOKYO MELTERS
GOLD	ISTANBUL GOLD REFINERY
GOLD	JAPANESE MINT OSAKA
GOLD	JCC
GOLD	JOHNSON MATTHEY LIMITED
GOLD	JOHNSON MATTHEY(SALT LAKE CITY)
GOLD	JSC EKATERINBURG NON-FERROUS METAL PROCESSING PLANT
GOLD	JSC URALECTROMED
GOLD	KAZZINC LTD
GOLD	KOJIMA CHEMICALS CO.,LTD
GOLD	KOREA METAL
GOLD	KYRGYZALTYN JSC
GOLD	L' AZURDE COMPANY FOR JEWELRY
GOLD	LA CARIDAD

Metal	Smelter or Refiner
GOLD	LINGBAO JINYUAN TONGHU
GOLD	LS-NIKKO COPPER INC
GOLD	MATERION ADVANCED METALS
GOLD	MATSUDA SANGYO CO. LTD
GOLD	METALOR
GOLD	METALOR COATINGS (TAIWAN) CORPORATION
GOLD	METALOR HK
GOLD	METALOR SWITZERLAND
GOLD	METALOR TECHNOLOGIES (SUZHOU) LTD.
GOLD	METALOR USA REFINING CORPORATION
GOLD	MET-MEX PEÑOLES, S.A.
GOLD	MITSUBISHI MATERIALS CORPORATION
GOLD	MITSUI
GOLD	MITSUI & CO PRECIOUS METALS INC
GOLD	MITSUI & CO. PRECIOUS METALS INC. HONG KONG BRANCH
GOLD	MITSUI GLOBAL PRECIOUS METALS .INC
GOLD	MOSCOW SPECIAL ALLOYS PROCESSING PLANT
GOLD	NIHON MATERIAL CO.,LTD
GOLD	NIPPON MINING
GOLD	NMMC
GOLD	OHIO PRECIOUS METALS LLC.
GOLD	OJSC “THE GULIDOV KRASNOYARSK NON-FERROUS METALS PLANT” (OJSC KRASTVETMET)
GOLD	OJSC KOLYMA REFINERY
GOLD	PAMP SA SWITZERLAND
GOLD	PAN PACIFIC COPPER CO., LTD.
GOLD	PRIOKSKY PLANT OF NON-FERROUS METALS
GOLD	PT ANEKA TAMBANG (PERSERO) TBK
GOLD	PX PRÉCINOX SA
GOLD	QIANKUN GOLD AND SILVER
GOLD	RAND REFINERY (PTY) LTD
GOLD	ROYAL CANADIAN MINT
GOLD	SABIN METAL CORP.
GOLD	SAMWON METALS CORP.
GOLD	SCHONE EDELMETAAL
GOLD	SEMPSA JOYERIA PLATERIA SA
GOLD	SENJU METAL INDUSTRY CO LTD
GOLD	SHANDONG ZHAOYUAN GOLD ARGENTINE REFINING COMPANY
GOLD	SHENZHEN FUJUN MATERIAL TECHNOLOGY CO,LTD
GOLD	SHENZHEN TIANCHENG CHEMICAL CO LTD
GOLD	SOE SHYOLKOVSKY FACTORY OF SECONDARY PRECIOUS METALS
GOLD	SOLAR
GOLD	SOLAR APPLIED MATERIALS TAIWAN
GOLD	SUPER DRAGON TECHNOLOGY CO., LTD.
GOLD	SUZHOU XINGRUI NOBLE
GOLD	TANAKA TOKYO MELTERS

Metal	Smelter or Refiner
GOLD	THE GREAT WALL GOLD AND SILVER REFINERY OF CHINA
GOLD	THE HUTTI GOLD COMPANY
GOLD	THE PERTH MINT
GOLD	THE REFINERY OF SHANDONG GOLD MINING CO. LTD
GOLD	TIMAH COMPANY
GOLD	TOKURIKI HONTEN CO., LTD
GOLD	TONGLING NONFERROUS METALS GROUP HOLDING CO., LTD
GOLD	TORECOM
GOLD	TOYO SMELTER & REFINERY (EHIME)
GOLD	UMICORE BRAZIL LTD
GOLD	UMICORE SA
GOLD	UMICORE SA BUSINESS UNIT PRECIOUS METALS REFINING
GOLD	UNITED PRECIOUS METAL REFINING INC.
GOLD	VALCAMBI SUISSE
GOLD	WANG TING
GOLD	WESTERN AUSTRALIAN MINT
GOLD	WESTERN AUSTRALIAN MINT TRADING
GOLD	WUXI MIDDLE TREASURE MATERIALS
GOLD	XIAMEN TUNGSTEN CO LTD
GOLD	XINYE CO. LTD
GOLD	XSTRATA
GOLD	YOKOHAMA METAL CO.,LTD.
GOLD	YUNNAN TIN GROUP
GOLD	ZHAOJIN LAI FUK
GOLD	ZHONGSHAN HYPER-TOXIC SUBSTANCE.MORWPOLICED.CO.LTD
GOLD	ZIJIN MINING GROUP CO. LTD
TANTALUM	CONGHUA TANTALUM AND NIOBIUM SMELTRY
TANTALUM	DUOLUOSHAN SAPPHIRE RARE METAL CO. LTD
TANTALUM	EXOTECH INC.
TANTALUM	F&X ELECTRO-MATERIALS LIMITED
TANTALUM	GANNON & SCOTT
TANTALUM	GLOBAL ADVANCED METALS
TANTALUM	H.C. STARCK GMBH
TANTALUM	HI-TEMP
TANTALUM	JIUJIANG JINXIN NONFERROUS METALS CO. LTD.
TANTALUM	JIUJIANG TANBRE
TANTALUM	MITSUI MINING AND SMELTING
TANTALUM	NEWTON, MA
TANTALUM	NINGHUA XINGLUOKENG TUNGSTEN MINING CO.,LTD
TANTALUM	NINGXIA ORIENT TANTALUM INDUSTRY CO., LTD.
TANTALUM	NIOTAN
TANTALUM	PLANSEE GROUP
TANTALUM	RFH
TANTALUM	SOLIKAMSK METAL WORKS
TANTALUM	TAKEI CHEMICALS

Metal	Smelter or Refiner
TANTALUM	TANTALITE RESOURCES
TANTALUM	TELEX
TANTALUM	ULBA METALLURGICAL PLANT JSC
TANTALUM	UNION TOOL CO.LTD
TANTALUM	ZHUZHOU CEMENTED CARBIDE WORKS IMPORT AND EXPORT CO.
TIN	AIM
TIN	CHINA GUANGXI LIUZHOU CITY, TIN METAL MATERIALS BRANCH
TIN	COOPER SANTA
TIN	CV DS JAYA ABADI
TIN	CV DUTA PUTRA BANGKA
TIN	CV JUSTINDO
TIN	CV MAKMUR JAYA
TIN	CV NURJANAH
TIN	CV PRIMA TIMAH UTAMA
TIN	CV SERUMPUN SEBALAI
TIN	CV UNITED SMELTING
TIN	DAEWOO INTERNATIONAL
TIN	EMPRESSA NACIONAL DE FUNDICIONES (ENAF)
TIN	FEINHÜTTE HALSBRÜCKE GMBH
TIN	GEJIU NON-FERROUSMETAL PROCESSING CO.LTD.
TIN	GEJIU ZILI MINING&SMELTING CO. LTD.
TIN	GUANGXI PINGGUI PGMA CO., LTD.
TIN	GUANGXI ZHONGSHAN GOLD BELL SMELTING CORP.LTD
TIN	HERAEUS PRECIOUS METALS GMBH & CO. KG
TIN	HONGQIAO METAL
TIN	HUAXI TIN (LIUZHOU) CO. LTD
TIN	HUICHANG JINSHUNDA TIN CO. LTD.
TIN	JIANGXI NANSHAN
TIN	KAI UNITA TRADE LIMITED LIABILITY COMPANY
TIN	LINGBAO JINYUAN TONGHU
TIN	LINWU XIANGGUI SMELTER CO
TIN	LIQIAO PLATING
TIN	LIUZHOU CHINA TIN GROUP CO. LTD.
TIN	MENTOK
TIN	MENTOK SMELTER
TIN	MENTOK SMELTER (PT TIMAH)
TIN	METALLO CHIMIQUE
TIN	MINMETALS GANZHOU TIN CO. LTD.
TIN	MITSUBISHI ELECTRIC METECS CO LTD
TIN	MITSUBISHI MATERIAL
TIN	MSC
TIN	NOVOSIBIRSK INTEGRATED TIN WORKS
TIN	OMSA
TIN	PT ALAM LESTARI KENCANA
TIN	PT ARTHA CIPTA LANGGENG

Metal	Smelter or Refiner
TIN	PT BABEL INTI PERKASA
TIN	PT BABEL SURYA ALAM LESTARI
TIN	PT BANGKA KUDAI TIN
TIN	PT BANGKA PUTRA KARYA
TIN	PT BANGKA TIMAH UTAMA SEJAHTERA
TIN	PT BELITUNG INDUSTRI SEJAHTERA
TIN	PT BILLITIN MAKMUR LESTARI
TIN	PT BUKIT TIMAH
TIN	PT EUNINDO USAHA MANDIRI
TIN	PT FANG DI MULTINDO
TIN	PT HP METALS INDONESIA
TIN	PT INDRA ERAMULTI LOGAM INDUSTRI
TIN	PT MITRA STANIA PRIMA
TIN	PT REFINED BANKA TIN
TIN	PT SARIWIGUNA BINASENTOSA
TIN	PT STANINDO INTI PERKASA
TIN	PT SUMBER JAYA INDAH
TIN	PT TAMBANG TIMAH
TIN	PT TIMAH (PERSERO) TBK
TIN	PT TININDO INTERNUSA
TIN	PT YINCHENDO MINING INDUSTRY
TIN	PURE TECHNOLOGY
TIN	RBT
TIN	SAMHWA NON-FERRORUS METAL IND. CO. LTD
TIN	SENJU METAL INDUSTRY CO.,LTD.
TIN	SHANDONG ZHAOJIN GOLD&SILVER REFINERY CO.,LTD
TIN	SHEN MAO SOLDER(M)SDN BHD
TIN	SHENZHEN BOSHIDA SODERING TININDUUSTRIAL CO,LTD
TIN	SMELTING BRANCH OF YUNNAN TIN COMPANY LTD
TIN	TABOCA
TIN	TABOCA/PARANAPANEMA
TIN	TAICANG CITY NANCANG METAL METERIAL CO.,LTD
TIN	TAMURA
TIN	TECHNIC INC.
TIN	TENNANT METALS PTY LTD
TIN	TIN PRODUCTS CO. LTD.
TIN	TIN SHARES
TIN	UNIFORCE METAL INDUSTRIAL CORP.
TIN	UNIT METALURGI PT TIMAH (PERSERO) TBK
TIN	UNIT TIMAH KUNDUR PT TAMBANK
TIN	WHITE SOLDER METALURGIA
TIN	XIHAI
TIN	YUN NAN TIN CO. LTD
TIN	YUNNAN TIN COMPANY LTD
TIN	YUNTINIC RESOURCES INC.

Metal	Smelter or Refiner
TUNGSTEN	ALLIED MATERIAL (A.L.M.T) CORP
TUNGSTEN	ALMT
TUNGSTEN	ATI FIRTH STERLING
TUNGSTEN	ATI TUNGSTEN MATERIALS
TUNGSTEN	CHAOZHOU XIANGLU TUNGSTEN INDUSTRY CO LTD
TUNGSTEN	CHINA MINMETALS CORP
TUNGSTEN	GANZHOU NONFERROUS METALS SMELTING CO LTD.
TUNGSTEN	GANZHOU SINDA W&MO CO. LTD.
TUNGSTEN	GTP
TUNGSTEN	HITACHI
TUNGSTEN	HITACHI METALS, LTD.,
TUNGSTEN	HUNAN CHENZHOU MINING GROUP CO
TUNGSTEN	JIANGXI RARE EARTH & RARE METALS TUNGSTEN GROUP IMP.& EXP. CO. LTD.
TUNGSTEN	JIANGXI RARE EARTH METALS TUNGSTEN GROUP CORP
TUNGSTEN	JIANGXI TUNGSTEN INDUSTRY CO LTD
TUNGSTEN	JIANGXI TUNGSTEN INDUSTRY GROUP CO., LTD
TUNGSTEN	MITSUBISHI MATERIALS CORPORATION
TUNGSTEN	MITSUI MINING & SMELTING CO., LTD
TUNGSTEN	PLANSEE
TUNGSTEN	SANDVIK MATERIAL TECHNOLOGY
TUNGSTEN	SICHUAN METALS & MATERIALS IMP & EXP CO
TUNGSTEN	STARK
TUNGSTEN	TAEGUTEC
TUNGSTEN	TEJING (VIETNAM) TUNGSTEN CO LTD
TUNGSTEN	WOLFRAM BERGBAU UND HÜTTEN AG
TUNGSTEN	WOLFRAM JSC
TUNGSTEN	WOLFRAM JSC
TUNGSTEN	XIAMEN GOLDEN EGRET SPEICAL ALLOY CO., LTD
TUNGSTEN	XTC HAICANG
TUNGSTEN	ZHANGYUAN TUNGSTEN CO LTD
TUNGSTEN	ZHUZHOU CEMENTED CARBIDE WORKS IMP.&EXP.CO

The Company does not have sufficient information to determine the country of origin of the Conflict Minerals in the Covered Products.
Section 5 - Future Risk Mitigation and Efforts to Enhance Due Diligence
As we move toward enhancing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary Conflict Minerals in the Covered Products could benefit armed groups in the Covered Countries:
i.Enhance supplier communication, training and escalation process to improve due diligence data accuracy and completion.
ii.Continue to influence additional smelters to obtain Conflict Free status throughout our supply chain, where possible.

Where practicable, the Company will work with suppliers who are sourcing from non-Conflict Free smelters to move towards using Conflict Free smelters, within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and the availability of alternative suppliers.